Exhibit (e)(i)(m)

THIRTEENTH AMENDMENT
TO HENDERSON GLOBAL
FUNDS DISTRIBUTION
AGREEMENT

This Thirteenth Amendment (the "Amendment") to the Distribution Agreement dated as of March 31, 2009, as amended from time to time (the "Distribution Agreement"), by and between Henderson Global Funds (the "Trust"), with respect to each series of the Trust (each, a "Fund" and collectively, the "Funds"), and Foreside Fund Services, LLC ("Foreside") is entered into as of December 16, 2015 and is effective as of such date, with the exception of the new class of shares of beneficial interest ("Class IS") of Henderson International Opportunities Fund, as to which this Amendment shall be effective upon the effectiveness of the Post-Effective Amendment to the Trust's Registration  Statement on Form N-lA.
WHEREAS, the Trust and Foreside desire to amend Appendix A to the Distribution Agreement ("Appendix A") to reflect, with respect  to  each  Fund,  the  elimination  of  Class  B  shares  and  the  addition  of  Class R6  shares; and

WHEREAS, the Trust and Foreside further desire to amend Appendix A to reflect the addition of Class IS shares with respect to Henderson  International  Opportunities Fund;  and

WHEREAS, pursuant to Section 16(b) of the Distribution Agreement all amendments are required to be in writing and executed by the parties hereto;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Foreside hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Distribution Agreement.

2.	Appendix A is amended and restated as provided on Exhibit A attached hereto.

3.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

4.	Except as expressly amended hereby, all of the provisions of the Distribution Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

(Signature Page Follows)

(Signature Page -Amendment to Distribution Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the date first written above.

DISTRIBUTION AGREEMENT
Appendix A
As of December 16, 2015

Funds of the Trust	Classes of the Trust	Distribution Fees Payable to Foreside*	Shareholder Service Fees Payable to Foreside*
Henderson European	A	0.25%	None
Focus Fund	C	0.75%	0.25%
	I	None	None
	R6	None	None
Henderson Global	A	0.25%	None
Technology Fund	C	0.75%	0.25%
	I	None	None
	R6	None	None
Henderson International	A	0.25%	None
Opportunities Fund	C	0.75%	0.25%
	R	0.50%	None
	I	None	None
	IS	0.05%	None
	R6	None	None
Henderson Strategic	A	0.25%	None
Income Fund	C	0.75%	0.25%
	I	None	None
	R6	None	None
Henderson Global Equity	A	0.25%	None
Income Fund	C	0.75%	0.25%
	I	None	None
	R6	None	None
Henderson Emerging	A	0.25%	None
Markets Fund	C	0.75%	0.25%
	I	None	None
	R6	None	None
Henderson All Asset Fund	A	0.25%	None
	C	0.75%	0.25%
	I	None	None
	R6	None	None
Henderson Dividend &	A	0.25%	None
Income Builder Fund	C	0.75%	0.25%
	J	None	None
	R6	None	None
Henderson High Yield	A	0.25%	None
Opportunities Fund	C	0.75%	0.25%
	I	None	None
	R6	None	None
Henderson Unconstrained	A	0.25%	None
Bond Fund	C	0.75%	0.25%
	I	None	None
	R6	None	None

Funds of the Trust	Classes of the Trust	Distribution Fees Payable to Foreside*	Shareholder Service Fees Payable to Foreside*
Henderson US Growth	A	0.25%	None
Opportunities Fund	C	0.75%	0.25%
	I	None	None
	R6	None	None
Henderson International	A	0.25%	None
Long/Short Equity Fund	C	0.75%	0.25%
	I	None	None
	R6	None	None
Henderson International Select	A	0.25%	None
Equity Fund	C	0.75%	0.25%
	I	None	None
	R6	None	None